UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________________________________________
FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 4, 2013

_____________________________________________________________
MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    The Board of Directors of the Company (the “Board”) appointed John J. Warwick, age 48, as Chief Operating Officer of the Company, effective as of his first day of employment which is currently expected to be June 17, 2013.
Prior to joining Maxwell, Mr. Warwick was senior vice president of operations for Emulex, a leader in network connectivity, monitoring and management, from August 2006 to June 2013, with responsibility for managing Emulex's global manufacturing operations in Asia, Europe, and North America. From February 2003 to August 2006, he was senior vice president of operations for Lantronix Inc. From April 2000 to January 2003, he was a principal consultant for PRTM, a management consulting firm for high technology companies. From January 1997 to April 2000, he was senior director of materials at Western Digital Corporation, a leading producer of hard disk drives. Previously, he held general management and operations management positions for companies in the personal computer industry. He holds a master's degree in business administration from the University of California at Los Angeles and a Bachelor of Science degree in electrical engineering from North Carolina State University, and also obtained a certification in production and inventory management from APICS.
The selection of Mr. Warwick to serve as Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Warwick and any director or other executive officer of the Company and there are no related persons transactions between the Company and Mr. Warwick reportable under Item 404(a) of Regulation S-K.
On May 16, 2013, the Company entered into an Employment Agreement with Mr. Warwick (the "Employment Agreement"). The Employment Agreement is attached hereto as Exhibit 10.1. Under the terms of the Employment Agreement, as the Company's Chief Operating Officer, Mr. Warwick will receive an annual base salary of $360,000. Mr. Warwick will be eligible to be considered for an incentive bonus for each fiscal year of the Company, the target of which is equal to 60% of the annual base salary. Mr. Warwick will be eligible to participate in the Company’s 2005 Omnibus Equity Incentive Plan (the “Plan”). Mr. Warwick will receive an option to purchase 75,000 shares of the Company’s Common Stock under the Plan, with such option being subject to the terms of the applicable stock option agreement. Mr. Warwick will vest in the option shares in equal annual installments over four years of continuous service, as described in the applicable stock option agreement. However, the option will not become exercisable unless and until the Company has an effective registration statement on Form S-8. Mr. Warwick will also receive, subject to the approval of the Compensation Committee of the Board and the Company having an effective registration statement on Form S-8, 62,500 restricted shares of the Company’s Common Stock, subject to the terms and conditions of the Plan and the applicable restricted stock agreements. The restricted stock grant will be divided equally and 31,250 of the shares will vest based on achievement of performance milestones established by the Chief Executive Officer, as described in the applicable restricted stock agreement. The additional 31,250 of the shares will vest in equal annual installments over four years of continuous service, as described in the applicable restricted stock agreement. The Employment Agreement also provides for certain severance benefits, as follows: If Mr. Warwick's employment is terminated without cause, he is entitled to continued payment of his base salary and reimbursement of a portion of COBRA health insurance premiums for six months. If the Company is subject to a change in control all restricted shares will vest in full and if Mr. Warwick is subject to an involuntary termination within six months of the change in control, all options will vest in full.
The Company issued a press release announcing the appointment of Mr. Warwick on June 4, 2013, a copy of which is attached to this report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Maxwell Technologies, Inc. and John James Warwick dated May 16, 2013
99.1	Press release issued by Maxwell Technologies, Inc. on June 4, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer
Date: June 4, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Maxwell Technologies, Inc. and John James Warwick dated May 16, 2013
99.1	Press release issued by Maxwell Technologies, Inc. on June 4, 2013